                             Filed Under Rule 424 (b)(3)
                             Registration Statement No. 333-18367

    SUPPLEMENT NO.  3  TO PROSPECTUS DATED JANUARY 3, 1997
               (AS SUPPLEMENTED JANUARY 10, 1997)


AT&T CAPITAL CORPORATION


Medium Term Notes, Series 4


Due Nine Months or More From Date of Issue.


Issue Price: 100%
  (as a percent of principal amount)



Floating Rate Notes
-----------------------

Interest Rate Per Annum.......Float%

SETTLEMENT DATE:              01/23/97
INITIAL PAYMENT DATE:         04/23/97
MATURITY DATE:           01/23/98
DAYCOUNT:                ACTUAL/360
INDEX:                   Prime - 2.60%
SOURCE:                  Federal Reserve H15 Release
RESET FREQUENCY:              Daily
PAYMENT FREQUENCY:       Quarterly
PAYMENT:                 23rd of April, July, Oct. 1997, &
Maturity
INTEREST DETERMINATION:       Daily Reset, Weighted Average
                              Paid Quarterly.  Rate Cutoff 1 N.Y.
                         Business Day Prior To Period End Dates.
REDEMPTION:                   Non-Call Life
AMOUNT OF SALE:               $100,000,000.00
CUSIP NUMBER:            00206HC28


Date of Sale: January 17, 1997